Exhibit 99.1

Onity Group Inc.

ONITY GROUP ANNOUNCES SECOND QUARTER 2025 RESULTS

West Palm Beach, FL – (August 5, 2025) – Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”) today announced its second quarter 2025 results and provided a business update.

Second Quarter 2025:

●	Net income attributable to common stockholders of $20 million; diluted EPS of $2.40; ROE of 17%

●	Adjusted pre-tax income* of $16 million, resulting in annualized adjusted ROE* of 14%

●	Book value per share improved to $60 as of June 30, 2025, up $2.94 YoY

●	Originations volume of $9.4 billion, up 35% YoY, exceeding 23% industry growth

●	Average servicing UPB of $307 billion, up $2 billion YoY

2025 Outlook:

●	Confirmed previous guidance including 2025 adjusted ROE* range of 16% - 18% (ROE and adjusted ROE* at 18% for first half of 2025)

●	Some or all of $180 million deferred tax valuation allowance (US) as of December 31, 2024, could be released by year-end 2025

* See “Note Regarding Non-GAAP Financial Measures” below

“We reported another strong quarter with sustained profitability and steady growth, demonstrating the resilience of our business model, sound strategy and high-caliber execution,” said Onity Group Chair, President and CEO Glen Messina. “Despite market challenges, we continue to achieve results in Servicing and Originations, with a growing servicing portfolio, originations volume that is exceeding the industry growth rate, and a high-performing recapture platform. We remain committed to delivering strong shareholder returns as we navigate the future with agility. We believe our balanced and diversified business is built to perform through market cycles, driven by our technology-enabled, low-cost, award-winning platform.”

Additional Second Quarter 2025 Operating and Business Highlights

●	Funded recapture volume up 2.4x YoY; refinance recapture rate is 1.5x industry average based on ICE Mortgage Monitor report as of June 2025

●	Average owned servicing UPB of $153 billion, up 16% YoY

●	Effective MSR hedge strategy resulting in minimal MSR fair value volatility in the quarter and continued alignment with operating and financial performance

●	Fitch Ratings upgraded all of the Company’s residential primary servicer ratings and affirmed its commercial small balance servicer ratings

●	Total liquidity (unrestricted cash plus available credit) at $218 million as of June 30, 2025

Webcast and Conference Call

Onity will hold a conference call on Tuesday, August 5, 2025, at 8:30 a.m. (ET) to review the Company’s second quarter 2025 operating results and to provide a business update. All interested parties are welcome to participate. You can access the conference call by dialing (800) 245-3047 or (203) 518-9765 approximately 10 minutes prior to the call; please reference the conference ID “Onity.” Participants can also access the conference call through a live audio webcast available from the Shareholder Relations page at onitygroup.com under Events and Presentations. An investor presentation will accompany the conference call and be available by visiting the Shareholder Relations page at onitygroup.com prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call. A telephonic replay will also be available approximately three hours following the call’s completion through August 19, 2025, by dialing (844) 512-2921 or (412) 317-6671; please reference access code 11159308.

1

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank financial services company providing mortgage servicing and originations solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs to consumers and business clients. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit onitygroup.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding our 2025 outlook and guidance, our expectation of releasing our deferred tax valuation allowance by year-end 2025, our ability to drive growth, and navigate interest volatility and economic uncertainties. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of U.S. and global political events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; whether we will release some or all of the valuation allowance offsetting our net U.S. deferred tax asset, and the timing and amount of such release; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae); the impact of cost-reduction initiatives on our business and operations; the impact of our rebranding initiative; the amount of senior debt or common stock that we may repurchase under any repurchase programs, the timing of such repurchases, and the long-term impact, if any, of repurchases on the trading price of our securities or our financial condition; breach or failure of Onity’s, our contractual counterparties’, or our vendors’ information technology or other security systems or privacy protections, including any failure to protect customers’ data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties; our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations; the future of our long-term relationship with Rithm Capital Corp. (Rithm); the extent to which MSR Asset Vehicle LLC (MAV) will exercise its rights to sell MSRs subserviced by PHH and the impact to our subservicing portfolio; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; increased servicing costs based on increased borrower delinquency levels or other factors; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2024. Anyone wishing to understand Onity’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

2

Note Regarding Non-GAAP Financial Measures

This press release contains references to adjusted pre-tax income (loss) and adjusted ROE, both non-GAAP financial measures.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) or GAAP pre-tax ROE nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE.

The Company has not provided reconciliations of guidance for adjusted ROE, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include the change in fair value of our net MSR exposure due to changes in market interest rates and assumptions which can vary significantly between periods and are difficult to predict in advance in order to include in a GAAP estimate.

Notables

In the table below, we adjust GAAP pre-tax income for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

Beginning with the three months ended December 31, 2024, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate Other Income Statement Notables to include change in fair value due to interest rates for reverse loan buyouts (previously reported in gain/loss on loans held for sale, at fair value). We made this change to align with the change to our risk management approach to include changes in fair value of reverse loan buyouts due to interest rates in our MSR hedge strategy, consistent with other notables, such as Forward MSR Valuation Adjustments due to rates and assumption changes, net and Reverse Mortgage Fair Value Change due to rates and assumption changes.

Other Income Statement Notables (a component of Other Notables) for the first three quarters of 2024 have been revised from prior presentations to reflect the methodology we adopted during the fourth quarter of 2024.

3

(Dollars in millions)		1H’25	Q2’25	Q1’25	Q2’24
I	Net Income (Loss) Attributable to Common Stockholders	42	20	21	11
	A. Preferred Stock Dividend	(2)	(1)	(1)	-
II	Reported Net Income (Loss) [I – A]	44	22	22	11
	B. Income Tax Benefit (Expense)	12	(1)	13	(3)
III	Reported Pre-Tax Income (Loss) [II – B]	32	23	9	14
	Forward MSR Valuation Adjustments due to rates and assumption changes, net (a)(b)	(7)	6	(12)	(13)
	Reverse Mortgage Fair Value Change due to rates and assumption changes (b)(c)	11	1	10	(4)
IV	Total MSR Valuation Adjustments due to rates and assumption changes, net	4	6	(2)	(17)
	Significant legal and regulatory settlement expenses	(12)	2	(14)	2
	Severance and retention (d)	(0)	(0)	(0)	(1)
	LTIP stock price changes (e)	(1)	(2)	0	1
	Office facilities consolidation	(0)	(0)	(0)	0
	Other expense notables (f)	1	1	1	(1)
	C. Total Expense Notables	(12)	1	(14)	1
	D. Gain (loss) on extinguishment of debt	-	-	-	0
	E. Other Income Statement Notables (g)	(1)	(1)	(0)	(3)
V	Total Other Notables [C + D + E]	(14)	0	(14)	(2)
VI	Total Notables (h) [IV + V]	(10)	6	(16)	(19)
VII	Adjusted Pre-Tax Income (i) [III – VI]	42	16	25	32

a)	MSR valuation adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to MAV, Rithm and others and ESS financing liabilities that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustments, net

b)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert

c)	FV changes of loans HFI and HMBS related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net

d)	Severance and retention due to organizational rightsizing or reorganization

e)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period

f)	Contains costs associated with but not limited to rebranding and other strategic initiatives and transactions

g)	Contains other non-routine transactions

h)	Certain previously presented notable categories with nil numbers for each period shown have been omitted

i)	Effective in Q4’24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted PTI would still have been $32M in Q2’24; see note titled “Note Regarding Non-GAAP Financial Measures” for more information

4

Adjusted ROE Calculation

(Dollars in millions)		1H’25	Q2’25	Q1’25	Q2’24
	GAAP ROE (after tax)	18%	17%	19%	10%
I	Reported Net Income (Loss)	44	22	22	11
II	Notable Items	(10)	6	(16)	(19)
III	Income Tax Benefit (Expense)	12	(1)	13	(3)
IV	Adjusted Pre-Tax Income (Loss) [I – II – III]	42	16	25	32
V	Annualized Adjusted Pre-tax Income [IV * 4 for qtr.]	84	66	102	128
	Equity
	A Beginning Period Equity	443	460	443	432
	C Ending Period Equity	482	482	460	446
	D Equity Impact of Notables	10	(6)	16	19
	B Adjusted Ending Period Equity [C + D]	492	475	477	465
VI	Average Adjusted Equity [(A + B) / 2]	467	468	460	448
VII	Adjusted ROE (a) [V / VI]	18%	14%	22%	29%

a)	Effective in Q4’24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted pre-tax income would still have been $32M in Q2’24; without this change, adjusted ROE would be 28% in Q2’24; see note titled “Note Regarding Non-GAAP Financial Measures” for more information

Condensed Consolidated Balance Sheets (Unaudited)

Assets (Dollars in millions)	June 30, 2025	March 31, 2025	June 30, 2024
Cash and cash equivalents	194.3	178.0	203.1
Restricted cash	62.3	58.9	46.3
Mortgage servicing rights (MSRs), at fair value	2,632.6	2,547.4	2,327.7
Advances, net	461.4	514.0	550.6
Loans held for sale, at fair value	2,048.3	1,402.2	1,107.0
Loans held for investment, at fair value	10,470.8	10,812.5	8,227.8
Receivables, net	204.6	222.3	153.4
Investment in equity method investee	-	-	31.3
Premises and equipment, net	9.7	10.8	12.3
Other assets	129.1	106.0	84.3
Contingent loan repurchase asset	318.2	407.2	341.0
Total Assets	16,531.3	16,259.3	13,084.7

Liabilities, Mezzanine & Stockholders’ Equity (Dollars in millions)	June 30, 2025	March 31, 2025	June 30, 2024
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	10,253.1	10,587.6	8,035.4
Other financing liabilities, at fair value	818.1	835.5	845.9
Advance match funded liabilities	342.5	377.5	405.0
Mortgage loan financing facilities, net	2,195.5	1,577.4	1,190.5
MSR financing facilities, net	1,218.6	1,136.0	927.7
Senior notes, net	488.5	488.0	555.2
Other liabilities	365.0	340.0	337.9
Contingent loan repurchase liability	318.2	407.2	341.0
Total Liabilities	15,999.5	15,749.2	12,638.4
Mezzanine Equity	49.9	49.9	-
Stockholders’ Equity	481.9	460.2	446.2
Total Liabilities, Mezzanine and Stockholders’ Equity	16,531.3	16,259.3	13,084.7

5

Condensed Consolidated Statements of Operations (Unaudited)

	For the Quarter Ending
(Dollars in millions)	June 30, 2025	March 31, 2025	June 30, 2024
Revenue
Servicing and subservicing fees	211.3	203.3	210.8
Gain on reverse loans held for investment and HMBS-related borrowings, net	11.9	23.8	8.5
Gain on loans held for sale, net	10.4	11.8	16.5
Other revenue, net	13.0	10.9	10.6
Total revenue	246.6	249.8	246.4
MSR valuation adjustments, net	(27.3)	(38.9)	(32.7)
Operating expenses
Compensation and benefits	60.9	57.4	55.0
Servicing and origination	13.0	13.0	13.9
Technology and communications	15.5	15.0	13.0
Professional services	8.4	22.6	10.7
Occupancy, equipment and mailing	8.1	8.2	7.5
Other expenses	3.7	3.6	3.9
Total operating expenses	109.5	119.9	104.0
Other income (expense)
Interest income	32.1	26.2	22.5
Interest expense	(75.6)	(67.0)	(73.1)
Pledged MSR liability expense	(43.0)	(41.9)	(46.1)
Gain (loss) on extinguishment of debt	-	-	-
Earnings of equity method investee	-	-	3.1
Other, net	(0.4)	0.9	(2.7)
Other income (expense), net	(87.0)	(81.9)	(96.2)
Income before income taxes	22.8	9.1	13.5
Income tax expense	1.3	(13.0)	3.0
Net Income (Loss)	21.5	22.1	10.5
Preferred stock dividend	(1.0)	(1.0)	-
Net Income (Loss) attributable to common stockholders	20.5	21.1	10.5
Basic EPS	$2.55	$2.68	$1.34
Diluted EPS	$2.40	$2.50	$1.33

For Further Information Contact:

Investors:

Valerie Haertel, VP, Investor Relations

(561) 570-2969

shareholderrelations@onitygroup.com

Media:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

6